Exhibit 2.01

Payments by Government (USD in thousands)(a)

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2025 by government and type of payment:

Segment	Resource	Country	Agency	Taxes	Royalties	Fees	Other	Total payments
Phosphate	Phosphate	United States	U.S. Department of the Interior	19	—	—	—	19
	Phosphate	United States	Internal Revenue Service	2,221	—	—	—	2,221
	Phosphate	United States	USDA APHIS Wildlife Services	—	—	218	—	218
	Phosphate	United States	United States Treasury	2,945	—	—	—	2,945
	Phosphate	United States	U.S. Customs and Border Protection	—	—	787	—	787
	Phosphate	Peru	Superintendencia Nacional	52,372	—	—	—	52,372
	Phosphate	Peru	Organismo de Evaluacion y Fiscaliza	—	—	318	—	318
	Phosphate	Peru	Organismo Supervisor de la Inversio	—	—	545	—	545
	Phosphate	Peru	Instituto Geologico Minero y Metalu	—	961	—	—	961
	Phosphate	Peru	Agencia de Promocion de la Inversion Privada	36,006	31,060	141	—	67,207

Segment	Resource	Country	Agency	Taxes	Royalties	Fees	Other	Total payments
Potash	Potash	United States	U.S. Department of the Interior	—	5,918	10	—	5,928
	Potash	United States	US Treasury	380	—	—	—	380
	Potash	Canada	Saskatchewan Water Corporation	—	—	4,320	—	4,320
	Potash	Canada	TransGas Limited	—	—	12,503	—	12,503
	Potash	Canada	Rural Municipality of Pense 160	1,919	—	12	—	1,931
	Potash	Canada	Rural Municipality of Spy Hill	5,710	—	—	3	5,713
	Potash	Canada	Langenburg Rural Municipality of 181	742	—	—	—	742
	Potash	Canada	Minister of Finance - Revenue Division (Saskatchewan)	66,345	—	—	—	66,345
	Potash	Canada	TD Energy Trading Inc.	—	—	2,197	—	2,197
	Potash	Canada	Ministry of Energy and Resources (Saskatchewan)	220,322	34,089	47	—	254,458
	Potash	Canada	Water Security Agency (Saskatchewan)	—	—	544	—	544
	Potash	Canada	Canada Revenue Agency	184,164	—	—	—	184,164
	Potash	Canada	Good Spirit School Division	—	—	—	486	486
	Potash	Canada	SaskEnergy Incorporated	—	—	3,251	—	3,251
	Potash	Canada	Saskatchewan Power Corporation	—	—	51,779	—	51,779
	Potash	Canada	Ministry of Treasury Board and Finance (Alberta)	1,788	—	—	—	1,788
	Potash	Canada	Rural Municipality of Colonsay	1,721	—	—	—	1,721
	Potash	Canada	The Governors of University of Alberta	—	—	118	—	118
	Potash	Canada	Revenue Quebec	134	—	—	—	134

Segment	Resource	Country	Agency	Taxes	Royalties	Fees	Other	Total payments
Mosaic Fertilizantes	Phosphate	Brazil	Agencia Nacional de Mineracao	—	13,677	5	—	13,682
	Phosphate	Brazil	Agenciea Nacional de Aguas	—	—	349	—	349
	Phosphate	Brazil	Secretaria da Fazenda de Minas Gerais	—	—	302	—	302
	Phosphate	Brazil	Secretaria da Fazenda Estado Sao Paulo	975	—	11	—	986
	Phosphate	Brazil	Fundo Especial de D do I de P Ambie	—	1,291	—	—	1,291
	Phosphate	Brazil	Fundo Especial de Desp do Gabinete	—	1,291	—	—	1,291
	Phosphate	Brazil	Goias Secretaria da Fazenda	—	781	4	—	785
	Phosphate	Brazil	Instituto Estadual de Florestas	—	—	171	—	171
	Phosphate	Brazil	Ministerio da Economia	44,534	—	1	—	44,535
	Phosphate	Brazil	Municipio de Tapira	7	—	316	—	323
	Phosphate	Brazil	Secretaria de Estado de Fazenda	—	—	228	—	228
	Phosphate	Brazil	Sao Paulo Governo do Estado	—	—	239	—	239
	Potash	Brazil	Agencia Nacional de Mineracao	—	3,788	42	—	3,830
	Potash	Brazil	Ministerio da Economia	7,164	—	—	—	7,164
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(a)Payments made by our Mosaic Fertilizantes segment were made in BRL and converted to USD using the year-end average exchange rate

Payments by project (USD in thousands)(a)

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2025, by project and type of payment:

Segment	Resource	Country	Subnational Political Jurisdiction	Project	Method of Extraction	Taxes	Royalties	Fees	Other	Total payments
Phosphate	Phosphate	United States	Florida	Florida Phosphates	Surface	5,185	—	1,005	—	6,190
	Phosphate	Peru	Lima	Miski Mayo	Open pit	88,378	32,021	1,004	—	121,403
Potash	Potash	United States	New Mexico	Carlsbad Mine	Underground	380	5,918	10	—	6,308
	Potash	Canada	Saskatchewan	Colonsay Mine	Underground	46,407	3,410	1,174	—	50,991
	Potash	Canada	Saskatchewan	Mosaic I (Canada) Holdings ULC	Other	294	—	—	—	294
	Potash	Canada	Saskatchewan	Belle Plaine Mine	Underground	195,973	11,198	21,709	489	229,369
	Potash	Canada	Saskatchewan	Esterhazy Mine	Underground	240,172	19,480	51,888	—	311,540
Mosaic Fertilizantes	Phosphate	Brazil	Minas Gerais	Minas Gerais Phosphate	Open pit	15,624	7,553	1,107	—	24,284
	Phosphate	Brazil	São Paulo	São Paulo Phosphate	Open pit	—	4,957	247	—	5,204
	Phosphate	Brazil	Goiás	Goiás Phosphate	Open pit	—	4,529	272	—	4,801
	Phosphate	Brazil	São Paulo	Corporate	Other	29,893	—	—	—	29,893
	Potash	Brazil	Sergipe	Sergipe Potash	Underground	7,164	3,788	42	—	10,994
Total payments						629,470	92,854	78,458	489	801,271
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(a)Payments made by our Mosaic Fertilizantes segment were made in BRL and converted to USD using the year-end average exchange rate